Exhibit 11 on Form N-1A
Exhibit 23 under Item 601 of Reg S/K

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Financial Highlights" and to the use of our report dated April 14, 1997 incorporated by reference to the combined annual report in Post-Effective Amendment Number 4 to the Registration Statement (Form N-1A No. 33-63743) of Marketvest Funds and the related combined
Prospectus dated June 30, 1997.

By:   /s/ ERNST & YOUNG LLP

      Ernst & Young LLP

Pittsburgh, Pennsylvania
June 20, 1997